As Filed with the Securities and Exchange Commission on December 21, 2000

                                                 Registration No. 333-50034
                                                 Registration No. 333-50034-01
------------------------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                         ---------------

                         Amendment No. 2
                               to
                            FORM S-3
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                         ---------------

                    DEVON ENERGY CORPORATION
                    DEVON FINANCING TRUST II
(Exact name of each registrant as specified in its charter or certificate of trust)

           DELAWARE                                73-1567067
           DELAWARE                                73-6324936
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                  20 North Broadway, Suite 1500
               Oklahoma City, Oklahoma 73102-8260
                         (405) 235-3611
       (Address, including zip code, and telephone number,
including area code, of registrants' principal executive offices)

        J. Larry Nichols                               Copy To:
Chairman of the Board, President and Chief         W. Chris Coleman
        Executive Officer               McAfee & Taft A Professional Corporation
    Devon Energy Corporation               Two Leadership Square, 10th Floor
  20 North Broadway, Suite 1500                    211 North Robinson
 Oklahoma City, Oklahoma 73102-8260        Oklahoma City, Oklahoma 73102-7103
         (405) 235-3611                               (405) 235-9621
  (Name, address, including zip code,
 and telephone number, including area
    code, of agent for service)

    Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                 CALCULATION OF REGISTRATION FEE
Title of each class               Proposed maximum    Proposed maximum
of securities to    Amounts to     offering price    aggregate offering     Amount of
be registered      be registered    per unit <F1>        price <F2>     registration fee
Devon Energy           <F3>            <F3>               <F3>                <F3>
Corporation:
 Common stock,
   par value $0.10
   per share <F4>
 Preferred stock,
   par value $1.00
   per share <F5>
 Debt securities <F6>
 Stock Purchase
   Contracts and Stock
   Purchase Units <F7>
 Guarantees of trust
   preferred securities
   of Devon Financing
   Trust II <F8>
 Devon Financing Trust II:
   Trust preferred
   securities <F9>
Total              $447,261,200 <F10>   100%         $447,261,200 <F10>    <F11>

<F1>    The proposed maximum offering price per unit will be
        determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

<F2>    The proposed maximum aggregate offering price has been
        estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

<F3>    Not specified pursuant to General Instruction II.D. of Form S-3.

<F4>    Subject to note (10) below, there is being registered
        hereunder an indeterminate number of shares of common stock as may be sold or exchanged, from time to time, by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock as shall be issuable upon conversion or redemption of preferred stock, debt securities or trust preferred securities registered hereunder or exchange of exchangeable shares of a subsidiary of the registrant. Includes the stock purchase rights associated with the common stock.

<F5>    Subject to note (10) below, there is being registered
        hereunder an indeterminate number of shares of preferred stock as may be sold or exchanged, from time to time, by the registrant.

<F6>    Subject to note (10) below, there is being registered
        hereunder an indeterminate principal amount of debt securities as may be sold from time to time by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $ 447,261,200 less the dollar amount of any securities previously issued hereunder. Debt securities may be issued and sold directly to investors or to Devon Financing Trust II in connection with the issuance of trust preferred securities by Devon Financing Trust II, in which event such debt securities may later be distributed to the holders of trust preferred securities upon a dissolution and liquidation of Devon Financing Trust II. No separate consideration will be received for the debt securities of the registrant distributed upon any liquidation of Devon Financing Trust II.

<F7>    Subject to note (10) below, there is being registered
        hereunder an indeterminate amount and number of stock purchase contracts, representing rights to purchase common stock or preferred stock, as may be sold, from time to time, by the registrant.

<F8>    Subject to note (10) below, there is being registered
        hereunder all other obligations that the registrant may have with respect to trust preferred securities issued by Devon Financing Trust II. No separate consideration will be received for the registrant's guarantee or any other obligations.

<F9>    Subject to note (10) below, there is being registered
        hereunder an indeterminate number of trust preferred securities as may be sold, from time to time, by the registrant.

<F10>   In no event will the aggregate initial offering price of
        all securities issued from time to time pursuant to this Registration Statement exceed $447,261,200. The aggregate amount of equity securities registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

<F11>   Filing fee of $118,077 previously paid.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                        Explanatory Note

     This Amendment No. 2 to the Registration Statement filed by Devon Energy Corporation, Registration No. 333-50034, and Devon Financing Trust II, Registration No. 333-50034-01, does not amend the Prospectus, which is incorporated herein by reference, but only refiles Exhibit 5.1 thereto.


                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of estimated expenses incurred in connection with the securities being registered hereby. Devon will pay for the fees and expenses of the offering of the securities offered hereby.

SEC Registration Fee                           $118,077
Legal Fees and Expenses                         100,000
Printing and Engraving Expenses                 100,000
Accounting Fees and Expenses                     40,000
Trustees Fees and Expenses                       14,000
Blue Sky                                             --

Miscellaneous                                    40,000
                                               --------
Total                                          $412,077

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Except to the extent indicated below, there is no charter provision, by- law, contract, arrangement or statute under which any director or officer of Registrant or Devon Financing Trust II is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

     Article VIII of the Restated Certificate of Incorporation of Registrant contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The DGCL and the Restated Certificate of Incorporation of the Registrant provide that such provision does not eliminate or limit liability,

           * for any breach of the director's duty of loyalty to Registrant or its stockholders;
           * for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
           * for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in
               Section 174 of the DGCL; or
           * for any transaction from which the director derived an improper benefit.

     Section 145 of the DGCL permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article X of the Registrant's Restated Certificate of Incorporation provides for such indemnification.

     Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not Registrant would have the power to indemnify such persons against such liabilities under the provisions of such sections. We have purchased such insurance.

     Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Article XIII of the by-laws of Registrant contains provisions regarding indemnification which parallel those described above.

     The amended and restated merger agreement dated May 19, 1999 between Registrant and PennzEnergy Company, a Delaware corporation ("PennzEnergy"), provides that for seven years after the effective time of the merger, Registrant will indemnify and hold harmless each person who was a director or officer of Registrant or PennzEnergy prior to the effective time from their acts or omissions in those capacities occurring prior to the effective time to the fullest extent permitted by applicable law

     The merger agreement dated May 25, 2000, as amended, between Registrant and Santa Fe Snyder Corporation ("Santa Fe Snyder"), provides that for six years after the effective time of the merger, Registrant will indemnify and hold harmless each person who was a director or officer of Santa Fe Snyder prior to the effective time from their acts or omissions in those capacities occurring prior to the effective time to the fullest extent permitted by applicable law.

     The Devon Financing Trust II trust agreement will provide for full indemnification of any trustee, affiliate of any administrative trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the trust or its affiliates (each an "Indemnified Person") by Devon in connection with any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the trust agreement or by law. The trust agreement will further provide that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding, shall from time to time, be advanced by Devon prior to the filing and disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the trust agreement.

     Reference is made to the form of underwriting agreement to be incorporated by reference in this registration statement for a description of the indemnification arrangements Devon and Devon Financing Trust II agree to in connection with offerings of securities registered by this registration statement.

ITEM 16.  EXHIBITS

Exhibit No.   Document
-----------   --------

1.1    Form of Underwriting Agreement.*
4.1 Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Registrant's Form 8-K filed on August 18, 1999, File No. 000-30176).
4.2 Registrant's Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to Registrant's Form S-4 filed on June 22, 2000, File No. 333-39908).
4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K, filed on August 18, 1999, File No. 000-30176).
4.4 Description of Capital Stock of Devon Energy Corporation (incorporated by reference to Exhibit 4.9 to Registrant's Form 8-K filed on August 18, 1999, File No. 000-30176).
4.5    Corrected Certificate of Trust of Devon Financing Trust II.
4.6    Restated Declaration of Trust of Devon Financing Trust II.
4.7 Amendment to Rights Agreement dated as of May 25, 2000 between Registrant and Fleet National Bank (f/k/a BankBoston, N.A.) (incorporated by reference to Exhibit
       4.2 to Registrant's Form S-4 filed on June 22, 2000, File
       No. 333-39908).
4.8 Rights Agreement dated as of August 17, 1999 between Registrant and BankBoston, N.A. (incorporated by reference to Exhibit 4.2 to Registrant's Form 8-K filed on August 18, 1999).
4.9    Form of Indenture relating to debt securities.
4.10 Each form of preferred securities certificate designation will be filed as an exhibit to a current report of Devon and incorporated in this Registration Statement by reference.*
4.11 Form of Trust Preferred Securities Guaranty Agreement for Devon Financing Trust II.
4.12   Form of Amended and Restated Declaration of Trust of
       Devon Financing Trust II.
4.13   Form of Trust Preferred Securities Certificate.*
5.1    Opinion of McAfee & Taft A Professional Corporation.
8.1    Tax Opinions.*
12.1 Statements of computation of ratios of earnings to combined fixed charges and preferred stock dividends.*
23.1   Consent of LaRoche Petroleum Consultants, Ltd.
23.2   Consent of AMH Group, Ltd.
23.3   Consent of Paddock Lindstrom & Associates Ltd.
23.4   Consent of KPMG LLP.
23.5   Consent of Ryder Scott Company, L.P.
23.6   Consent of Deloitte & Touche LLP.
23.7   Consent of PricewaterhouseCoopers LLP.
23.8   Consent of Ryder Scott Company, L.P.
23.9   Consent of Arthur Andersen LLP.
23.10  Consent of John P. Hunter & Associates, Ltd.
23.11 Consent of McAfee & Taft A Professional Corporation (contained in opinion in Exhibit 5.1).
23.12 Consent of attorneys issuing tax opinions (contained in opinions in Exhibit 8.1).
24.1 Power of Attorney (included in signature page of the Registration Statement).
25.1   Form T-1 Statement of Eligibility of Trustee under
       Indenture.
25.2 Form T-1 Statement of Eligibility of Trustee under the Guarantee of Trust Preferred Securities of Devon
       Financing Trust II.
25.3 Form T-1 Statement of Eligibility of Trustee under the Trust Preferred Securities.

---------------

* To be filed by amendment to this registration statement or as an exhibit to a current report of Devon and incorporated in this registration statement by reference.

ITEM 17.  UNDERTAKINGS

     1. The undersigned Registrants hereby undertake:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculations of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement;

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Devon's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of that Registrant in the successful defense of any action, suit or proceeding) is asserted against a Registrant by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on December 21, 2000.


                              DEVON ENERGY CORPORATION


                              By:  /s/ J. Larry Nichols*
                                       J. Larry Nichols, President and
                                       Chief Executive Officer


                              DEVON FINANCING TRUST II
                              By:  Devon Energy Corporation, as sponsor

                                   By:  /s/ J. Larry Nichols*
                                            J. Larry Nichols, President
                                            and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons, in the capacities indicated on December 21, 2000.

        Signature                               Title
        ---------                               -----

/s/ J. Larry Nichols*          Chairman of the Board, President, and Chief
J. Larry Nichols               Executive Officer

/s/ James L. Payne*            Vice Chairman of the Board
James L. Payne

/s/ William T. Vaughn*         Senior Vice President - Finance
William T. Vaughn

/s/ Danny J. Heatly*           Vice President - Accounting
Danny J. Heatly

/s/ Thomas F. Ferguson*        Director
Thomas F. Ferguson

/s/ David M. Gavrin*           Director
David M. Gavrin

/s/ Michael E. Gellert*        Director
Michael E. Gellert

/s/ William E. Greehey*        Director
William E. Greehey

/s/ John A. Hill*              Director
John A. Hill

/s/ William J. Johnson*        Director
William J. Johnson

/s/ Michael M. Kanovsky*       Director
Michael M. Kanovsky

/s/ Melvyn N. Klein*           Director
Melvyn N. Klein

/s/ Robert A. Mosbacher, Jr.*  Director
Robert A. Mosbacher, Jr.

/s/ Robert B. Weaver*          Director
Robert B. Weaver


*By:  /s/ Marian J. Moon
      Marian J. Moon
      Attorney-in-Fact

                        Index to Exhibits

Exhibit No.    Document
-----------    --------

1.1    Form of Underwriting Agreement.
4.1 Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Registrant's Form 8-K filed on August 18, 1999, File No. 000-30176).
4.2 Registrant's Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to Registrant's Form S-4 filed on June 22, 2000, File No. 333-39908).
4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K, filed on August 18, 1999, File No. 000-30176).
4.4 Description of Capital Stock of Devon Energy Corporation (incorporated by reference to Exhibit 4.9 to Registrant's Form 8-K filed on August 18, 1999, File No. 000-30176).
4.5*   Corrected Certificate of Trust of Devon Financing Trust
       II.
4.6*   Restated Declaration of Trust of Devon Financing Trust
       II.
4.7 Amendment to Rights Agreement dated as of May 25, 2000 between Registrant and Fleet National Bank (f/k/a BankBoston, N.A.) (incorporated by reference to Exhibit
       4.2 to Registrant's Form S-4 filed on June 22, 2000, File
       No. 333-39908).
4.8 Rights Agreement dated as of August 17, 1999 between Registrant and BankBoston, N.A. (incorporated by reference to Exhibit 4.2 to Registrant's Form 8-K filed on August 18, 1999).
4.9*   Form of Indenture relating to debt securities.
4.10 Each form of preferred securities certificate designation will be filed as an exhibit to a current report of Devon and incorporated in this Registration Statement by reference.
4.11* Form of Trust Preferred Securities Guaranty Agreement for Devon Financing Trust II.
4.12* Form of Amended and Restated Declaration of Trust of Devon Financing Trust II.
4.13   Form of Trust Preferred Securities Certificate.
5.1**  Opinion of McAfee & Taft A Professional Corporation.
8.1    Tax Opinions.
12.1 Statements of computation of ratios of earnings to combined fixed charges and preferred stock dividends.
23.1*  Consent of LaRoche Petroleum Consultants, Ltd.
23.2*  Consent of AMH Group, Ltd.
23.3*  Consent of Paddock Lindstrom & Associates Ltd.
23.4*  Consent of KPMG LLP.
23.5*  Consent of Ryder Scott Company, L.P.
23.6*  Consent of Deloitte & Touche LLP.
23.7*  Consent of PricewaterhouseCoopers LLP.
23.8*  Consent of Ryder Scott Company, L.P.
23.9*  Consent of Arthur Andersen LLP.
23.10* Consent of John P. Hunter & Associates, Ltd.
23.11* Consent of McAfee & Taft A Professional Corporation
*      (contained in opinion in Exhibit 5.1).
23.12 Consent of attorneys issuing tax opinions (contained in opinions in Exhibit 8.1).
24.1* Power of Attorney (included in signature page of the Registration Statement).
25.1*  Form T-1 Statement of Eligibility of Trustee under
       Indenture.
25.2* Form T-1 Statement of Eligibility of Trustee under the Guarantee of Trust Preferred Securities of Devon Financing Trust II.
25.3* Form T-1 Statement of Eligibility of Trustee under the Trust Preferred Securities.
----------------
*    Previously filed
**   Filed herewith